UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EXTENDED STAY AMERICA, INC.

ESH HOSPITALITY, INC.

(Name of Registrant as Specified In Its Charter)

N/A

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EXTENDED STAY AMERICA FILES PRELIMINARY PROXY STATEMENT AND REITERATES BOARD

AND MANAGEMENT SUPPORT FOR ACQUISITION AGREEMENT WITH BLACKSTONE AND

STARWOOD CAPITAL

Transaction Provides Immediate, Certain and Compelling Value to Shareholders

Represents Superior Value to the Continued Execution of Extended Stay’s Strategic Plan on a Time and Risk-Adjusted Basis

Marks Culmination of Thorough Actions to Explore Value-Enhancing Alternatives

CHARLOTTE, N.C., April 13, 2021 (GLOBE NEWSWIRE) — Extended Stay America, Inc. (“ESA”) and its paired-share REIT, ESH Hospitality, Inc. (“ESH” and, together with ESA, “Extended Stay” or the “Company”) (NASDAQ: STAY) today filed their preliminary joint proxy statement in connection with the Company’s previously announced definitive agreement to be acquired by a 50/50 joint venture between funds managed by Blackstone Real Estate Partners (“Blackstone”) and Starwood Capital Group (“Starwood Capital”) for $19.50 per paired share in an all-cash transaction valued at approximately $6 billion.

The preliminary proxy statement outlines the background of the transaction and the reasons the Boards of Directors of the Company strongly support the transaction, which include:

•	Immediate, certain and compelling value to shareholders

•	Superior value to the continued execution of Extended Stay’s strategic plan on a time and risk-adjusted basis

•	Culmination of thorough actions to explore value-enhancing alternatives

Bruce Haase, President and Chief Executive Officer of the Company, stated: “The Blackstone / Starwood Capital transaction values our paired shares at more than a 50% premium to their pre-pandemic value and creates a compelling opportunity for shareholders to immediately realize the future benefits of our strategic initiatives. I am incredibly proud of the teams’ accomplishments over the past year, which have been recognized by the market and have contributed to our substantial outperformance during the pandemic. These accomplishments have positioned us to achieve this compelling valuation for our shareholders. I recommended this transaction to our Boards and fully support it because I believe $19.50 per paired share reflects the value upside inherent in our strategic initiatives while eliminating execution and market risk.”

Doug Geoga, Chairman of the Boards of the Company, stated: “We are extremely pleased to be able to recommend this transaction. Our recommendation reflects careful consideration of all of the alternatives available to the Company to maximize shareholder value, including continuing to pursue our strategic plan and the Boards’ thorough efforts reviewing strategic alternatives over the years. As our preliminary proxy statement describes, the Boards have extensively explored ways to enhance value for shareholders over our life as a public company, both organically and inorganically.

“As a result, our Boards have a well-informed and realistic assessment of a full range of value enhancing alternatives together with their potential benefits and risks, and determined that this transaction, with its significant multiple premium over both our pre-pandemic and current paired share price, to be in the best interests of our paired shareholders. We are pleased to provide shareholders today with additional context regarding the rigorous and thoughtful process that our Boards conducted in collaboration with our management team and outside advisors, in our preliminary proxy statement, which is now on file with the SEC.”

The preliminary joint proxy statement details the benefits of the transaction, including:

Immediate, certain and compelling value to shareholders

•	The transaction provides a significant premium to shareholders

At $19.50 per share, the transaction delivers a meaningful premium to shareholders across multiple time horizons, including at the high end of precedent REIT transactions based on the trailing 30-trading day VWAP, 3-month VWAP and 52-week high prior to announcement.1

The $19.50 per share all cash price represents:

•	A 51% premium to the company’s pre-pandemic share price[2]

•	A 15% premium to the $16.94 closing price the day prior to the announcement

•	A 23% premium to the 30-trading day volume weighted average price

•	A 28% premium to the 3-month volume weighted average price

•	A 44% premium to the 6-month volume weighted average price

•	A 76% premium to the 12-month volume weighted average price

•	A 15% premium to the 52-week high closing price

•	The transaction represents a valuation well above Extended Stay’s historic EBITDA multiple

The transaction values the Company at 11.0x EBITDA for 20193, the most recently completed fiscal year prior to the pandemic, which reflects EBITDA that was 42% above that achieved in 2020, 19% above 2021 estimated consensus EBITDA and a level that is not expected to be achieved again until at least 2023, assuming successful execution of STAY’s strategic plan.

The transaction values the Company at 15.6x 2020 EBITDA, 13.0x 2021 estimated consensus EBITDA and 11.6x 2022 estimated consensus EBITDA. These represent significant premiums to where Extended Stay has consistently traded over its time as a public company, averaging a 9.5x NTM EBITDA multiple over the five years prior to the pandemic, and 9.1x NTM EBITDA for the year prior to the pandemic.4

The transaction provides superior value to the continued execution of Extended Stay’s strategic plan on a time and risk-adjusted basis

•	The transaction provides certain value in place of execution risk

At the core of the Boards’ decision to endorse this transaction was an assessment of the risk-adjusted present value of the Company’s stand-alone business plan as the industry recovers from the pandemic, weighed against the certainty of $19.50 per share in cash today. The Boards’ believe this transaction delivers a meaningful premium to our shareholders as compared to our stand-alone plan, without the execution and market risks.

The Boards, with the assistance of the management team and outside advisors, carefully evaluated the prospects of the Company’s standalone strategic plan and the risks inherent in the execution of the multiple aspects of the plan. Specifically, the Boards considered the following factors based on management’s judgment, among other things:

•	Significant Capital Needs: The magnitude of capital necessary to maintain and renovate the Company’s real estate assets which are on average more than 21 years old

[1]	Compared to the 25th-75th percentile range for historical REIT premia to the 30-trading day VWAP, 3-month VWAP and 52-week high closing price of 16%-26%, 16%-28% and (7)%-11%, respectively.
[2]	Pre-pandemic stock price calculated using the VWAP from 01-Feb-2020 through 21-Feb-2020.
[3]	FY 2019 pro forma for Nov-2020 asset sale.
[4]	Represents the five- and one-year period preceding 21-Feb-2020, the last day prior to the COVID sell-off.

and at replacement age for many significant components. In management’s view, the real estate needs at least $750 million over the next three years, or approximately 20% of projected revenue over that same time period, for property maintenance and renovations necessary to maintain competitive market standards;

•

Expense Growth Pressures: Management’s outlook for property level performance, including both potential revenue gains and related cost considerations, with labor costs and certain other expenses facing above inflationary pressures;

•

Value Contribution from Asset Dispositions: An assessment of the Company’s asset disposition program including the realistic volume and value of asset sales, the uncertain contribution to multiple uplift from deployed sale proceeds and the ability to reduce the cost structure of the remaining business; and

•	Franchise Program Time Frame and Contribution: Expectations as to the size, EBITDA contribution, and time frame necessary to execute the Company’s franchise program.

The transaction marks the culmination of thorough actions to explore value-enhancing alternatives

•	Prior strategic review processes yielded unattractive premia and limited buyer universe

Over the last four years the Company has conducted numerous private strategic review processes, none of which, in the Boards’ judgment, yielded compelling value alternatives for the Company’s shareholders in comparison to the risk-adjusted value of management’s plan at the time. In each process where the Boards solicited and entertained offers for the whole Company, no credible bidders other than Blackstone and Starwood made offers for the Company.

•	“OpCo/PropCo” transaction explored extensively, but determined to yield unattractive and uncertain risk-adjusted value creation vs. whole Company strategy

The Company’s Boards and management team have evaluated an OpCo/PropCo transaction extensively for several years, including the Boards’ comprehensive exploration in 2018-2019 of a transaction involving the sale of the OpCo and the REIT remaining as a standalone public company. At the conclusion of the process in May 2019, which resulted in only one credible proposal to acquire the OpCo, the Boards determined that a sale of the OpCo on the terms offered was not in the best interest of shareholders. The Boards determined that ceding control of the operations to a third party would create dis-synergies and introduce operational and financial risks, thus requiring meaningful PropCo multiple expansion in order to create sufficient value on a risk-adjusted basis. With the benefit of advice from its financial advisors, the Boards ultimately concluded that the likelihood of significant PropCo multiple expansion was highly uncertain, rendering the risk/return insufficient.

The Company has continued to periodically study the merits of an OpCo/PropCo transaction together with its advisors, including in connection with the contemplated transaction with Blackstone and Starwood Capital. Each time, including in recent months, the Boards concluded that pursuing such a transaction was not in the best interest of shareholders, particularly given the uncertainty associated with the potential trading value of a standalone REIT (90-95% of the company’s total enterprise value), and especially in comparison to the 100% certainty of an all cash acquisition of the whole Company today.

The Boards and management look forward to continuing to engage with shareholders about this transaction in the days and weeks ahead.

About the Company

Extended Stay America, Inc. (“ESA”) and its brand Extended Stay America® is the leading brand in the mid-priced extended stay segment in the U.S. with 651 hotels. ESA’s subsidiary, ESH Hospitality, Inc., is the largest lodging REIT in North America by unit and room count, with 563 hotels and approximately 62,500 rooms in the U.S. ESA also franchises an additional 88 Extended Stay America® hotels. Visit www.esa.com for more information.

Contacts:

Media: jim.fingeroth@kekstcnc.com or ruth.pachman@kekstcnc.com

Investors:

Rob Ballew

ir@esa.com

(980) 345-1546

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Extended Stay America, Inc. and ESH Hospitality, Inc. (together, the “Companies”) by a joint venture of Blackstone Real Estate Partners and Starwood Capital Group. In connection with the proposed transaction, the Companies filed with the Securities and Exchange Commission (“SEC”) on April 13, 2021, a preliminary joint proxy statement, and will file with the SEC and furnish to their stockholders a definitive joint proxy statement, accompanying WHITE proxy cards and other relevant documents. STOCKHOLDERS OF THE COMPANIES ARE ADVISED TO READ THE PRELIMINARY JOINT PROXY STATEMENT AND THE DEFINITIVE JOINT PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the preliminary joint proxy statement and the definitive joint proxy statement (when it becomes available) and other relevant documents filed by the Companies with the SEC at the SEC’s Web site at http://www.sec.gov. The preliminary joint proxy statement and the definitive joint proxy statement (when it becomes available), the WHITE proxy cards accompanying the definitive joint proxy statement (when furnished to stockholders) and such other documents filed with the SEC may also be obtained for free from the Investor Relations section of the Companies’ web site (https://www.aboutstay.com/investor-relations) or by directing a request to the Companies at ir@esa.com.

Participants in Solicitation

The Companies and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Companies in connection with the proposed transaction. Information about the Companies’ executive officers and directors and their respective direct and indirect interests in the proposed transaction is set forth in the preliminary joint proxy statement with respect to the proposed transaction filed by the Companies with the SEC on April 13, 2021, and will be set forth in the definitive joint proxy statement with respect to the proposed transaction (when filed by the Companies with the SEC). Stockholders may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

Certain statements contained in this document constitute “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts included in this document may be forward-looking, including statements regarding, among other things, the Companies’ ability to meet their debt service obligations, future capital expenditures (including future acquisitions and hotel renovation programs), their distribution policies, their development, growth and franchise opportunities, anticipated benefits or use of proceeds from dispositions, their plans, objectives, goals, beliefs, business strategies, business conditions, results of operations, financial position and business outlook, business trends and future events, including the COVID-19 pandemic, its effects on the foregoing, government actions taken in response to the COVID-19 pandemic and actions that the Companies have taken or plan to take in response to the pandemic and such effects. When used in this document, the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “look forward to” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon the Companies’ current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond their control. There can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond the Companies’ control, that could cause their actual results to differ materially from the forward-looking statements contained in this communication. The potential risks and uncertainties include, among others, the possibility that Extended Stay America, Inc. may be unable to obtain required stockholder approvals or that other conditions to closing the proposed mergers may not be satisfied, such that the proposed mergers will not close or that the closing may be delayed; general economic conditions; the proposed mergers may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Companies; the outcome of any legal proceedings related to the proposed mergers; and the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement. For more details on these and other potential risks and uncertainties, please refer to the preliminary joint proxy statement and the documents that the Companies file with the SEC. All forward-looking statements speak only as of the date of this communication or, in the case of any document incorporated by reference, the date of that document. The Companies are under no duty to update any of the forward-looking statements after the date of this document to conform to actual results, except as required by applicable law.